UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2017

REVANCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b) Resignation of Director
Effective as of September 5, 2017, Ronald Eastman, a member of the Board of Directors (the “Board”) of Revance Therapeutics, Inc. (the “Company”), resigned from the Board, including from its Nominating and Corporate Governance Committee. Mr. Eastman’s decision to resign did not involve disagreement with the Company, the Company’s management or the Board.
(d) Appointment of Director
Effective as of September 5, 2017, the Board elected Mark J. Foley to serve as a member of the Board for the term expiring at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Foley’s appointment was recommended to the Board by its Nominating and Corporate Governance Committee. The Board also appointed Mr. Foley to serve as Chair of the Audit Committee, and concurrently, Angus C. Russell resigned from the Audit Committee. Mr. Russell will remain as a member and the Chair of the Board.
In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), Mr. Foley is entitled to receive a $39,500 annual retainer for service as a Board member and a $20,000 annual retainer for service as Chair of the Audit Committee. On September 5, 2017, in lieu of an initial option to purchase 18,000 shares of the Company’s common stock as provided in the Policy, Mr. Foley was granted an option to purchase 12,000 shares of common stock under the Company’s 2014 Equity Incentive Plan with an exercise price equal to $24.55 and 6,000 shares of restricted common stock. The option and stock award will vest on the one year anniversary of the date of grant, subject to Mr. Foley’s continued service as a director through the vesting date.
The Company also entered into the Company’s standard form of indemnification agreement with Mr. Foley. The indemnification agreement provides, among other things, that the Company will indemnify Mr. Foley for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Amended and Restated Bylaws. The form of indemnification agreement was previously filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-193154), as amended, as filed on January 27, 2014, and is incorporated herein by reference.
There are no arrangements or understandings between Mr. Foley and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Foley and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Foley and the Company.
A copy of the Company’s press release announcing the appointment of Mr. Foley is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description
99.1	Press Release dated September 6, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2017	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer and Chief Business Officer